
<ARTICLE> BD<F1>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          NOV-26-1999
<PERIOD-START>                             NOV-30-1998<F2>
<PERIOD-END>                               MAY-28-1999
<CASH>                                          11,252<F3>
<RECEIVABLES>                                   26,734
<SECURITIES-RESALE>                             44,088
<SECURITIES-BORROWED>                           79,198
<INSTRUMENTS-OWNED>                             71,513
<PP&E>                                             994<F4>
<TOTAL-ASSETS>                                 244,632
<SHORT-TERM>                                    31,601
<PAYABLES>                                      35,095
<REPOS-SOLD>                                    41,092
<SECURITIES-LOANED>                             24,384
<INSTRUMENTS-SOLD>                              67,312
<LONG-TERM>                                     21,851
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             4
<OTHER-SE>                                       7,852
<TOTAL-LIABILITY-AND-EQUITY>                   244,632
<TRADING-REVENUE>                                3,117<F5>
<INTEREST-DIVIDENDS>                             6,031
<COMMISSIONS>                                      688<F6>
<INVESTMENT-BANKING-REVENUES>                    1,904
<FEE-REVENUE>                                      471<F6>
<INTEREST-EXPENSE>                               5,747
<COMPENSATION>                                   3,228<F7>
<INCOME-PRETAX>                                   (299)
<INCOME-PRE-EXTRAORDINARY>                        (299)
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     1,347
<EPS-BASIC>                                       2.84
<EPS-DILUTED>                                     2.81

<F1>The amounts disclosed in the financial data summary should be read in conjunction with the condensed consolidated financial statements and the notes thereto.
<F2>Represents the first Monday of the period.
<F3>Includes cash and cash equivalents and cash and securities segregated in compliance with U.S. federal and other regulations as disclosed on the condensed consolidated statement of financial condition.
<F4>Included in other assets on the condensed consolidated statement of financial condition.
<F5>Includes revenues from principal investments, which mainly represents revenues from investments in merchant banking funds.
<F6>Included in revenues from asset management and securities services on the condensed consolidated statement of earnings.
<F7>Excludes non-recurring employee initial public offering awards and amortization of employee initial public offering awards.

